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                                  EXHIBIT 8(f)


                               CUSTODIAN AGREEMENT

     This Agreement, dated as of the ____ day of September, 1996 by and between The PBHG Funds, Inc. ("Fund"), a corporation operating as an open-end management investment company and duly organized under the laws of the State of Maryland, and CoreStates Bank N.A.;

                                   WITNESSETH

     WHEREAS, the Fund desires to deposit cash and securities of certain of its series ("Portfolios"), which Portfolios shall be set forth in Schedule A hereto attached, with CoreStates Bank N.A. as custodian; and

     WHEREAS, CoreStates Bank N.A. is qualified and authorized to act as custodian for the cash and securities of an open-end management investment company and is willing to act in such capacity upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

SECTION 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have meanings herein specified unless the context otherwise requires.

CUSTODIAN: The term Custodian shall mean CoreStates Bank N.A. in its capacity as Custodian under this Agreement.

PROPER INSTRUCTIONS: For purposes of this Agreement the Custodian shall be deemed to have received Proper Instructions upon receipt of written (including instructions received by means of computer terminals), telephone or telegraphic instructions from a person or persons authorized from time to time by the Directors of the Fund to give the particular class of instructions. Telephone or telegraphic instructions shall be confirmed in writing by such person or persons as said Board of Directors shall have from time to time authorized to give the particular class of instructions in question. The Custodian may act upon telephone or telegraphic instructions without awaiting receipt of written confirmation, and shall not be liable for the Fund's or its investment adviser's failure to confirm such instructions in writing.

SHAREHOLDERS: The term Shareholders shall mean the registered owners from time to time of the Shares of the Fund in accordance with the registry records maintained by the Fund or agents on its behalf.

SHARES:  The term Shares of the Fund shall mean the shares of the Fund.




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SECTION 2. The Fund shall from time to time file with the Custodian a certified copy of each resolution of its Board of Directors authorizing the person or persons to give Proper Instructions (as defined in Section 1) and specifying the class of instructions that may be given by each person to the Custodian under this Agreement, together with certified signatures of such persons authorized to sign, which shall constitute conclusive evidence of the authority of the officers and signatories designated therein to act, and shall be considered in full force and effect with the Custodian fully protected in acting in reliance thereon until it receives written notice to the contrary; provided, however, that if the certifying officer is authorized to give Proper Instructions, the certification shall be also signed by a second officer of the Fund.

SECTION 3. The Fund hereby appoints the Custodian as custodian of cash and securities of the Portfolios from time to time on deposit hereunder, to be held by the Custodian and applied as provided in this Agreement. The Custodian hereby accepts such appointment subject to the terms and conditions hereinafter provided. Such cash and securities shall, however, be segregated from the assets of others and shall be and remain the sole property of the company and the Custodian shall have only the bare custody thereof.

The Custodian may perform some or all of its duties hereunder through a subcustodian.

The Custodian may deposit the Fund's portfolio securities with a U.S. securities depository or in U.S. Federal book-entry systems pursuant to rules and regulations of the Securities and Exchange Commission.

SECTION 4. The Fund will make an initial deposit of cash to be held and applied by the Custodian hereunder. Thereafter the Fund will cause to be deposited with the Custodian hereunder the applicable net asset value of Shares sold from time to time whether representing initial issue, other stock or reinvestments of dividends and/or distributions payable to Shareholders.

SECTION 5. The Custodian is hereby authorized and directed to disburse cash from time to time upon receipt of and in accordance with Proper Instructions.

SECTION 6. The Custodian's compensation shall be as set forth in Schedule B hereto attached, and the Custodian will charge fees for specific transactions as set forth in Schedule C hereto attached, or as shall be set forth in amendments to such Schedules approved by the Fund and the Custodian.

SECTION 7. In connection with its functions under this Agreement, the Custodian shall:

     (a) render to the Fund a daily report of all monies received or paid on behalf of the Fund.

     (b) create, maintain and retain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund



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          with respect to said Custodian's activities in accordance with generally accepted accounting principles. All records maintained by the Custodian in connection with the performance of its duties under this Agreement will remain the property of the Fund and in the event of termination of this Agreement will be relinquished to the Fund.

SECTION 8. No liability of any kind shall be attached to or incurred by the Custodian by reason of its custody of the assets held by it from time to time under this Agreement, or otherwise by reason of its position as Custodian hereunder except only for its own negligence, bad faith, or willful misconduct in the performance of its duties as specifically set forth in the Agreement. Without limiting the generality of the foregoing sentence, the Custodian:

     (a) may rely upon the advice of counsel, who may be counsel for the Fund or for the Custodian, and upon statements of accountants, brokers and other persons believed by it in good faith to be expert in the matters upon which they are consulted; and for any action taken or suffered in good faith based upon such advice or statements the Custodian shall not be liable to anyone;

     (b) shall not be liable for anything done or suffered to be done in good faith in accordance with any request or advice of, or based upon information furnished by, the Fund or its authorized officers or agents;

     (c) is authorized to accept a certificate of the Secretary or Assistant Secretary of the Fund, or Proper Instructions, to the effect that a resolution in the form submitted has been duly adopted by its Board of Directors or by the Shareholders, as conclusive evidence that such resolution has been duly adopted and is in full force and effect; and

     (d) may rely and shall be protected in acting upon any signature, written (including telegraph or other mechanical) instructions, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document reasonably believed by it to be genuine and to have been signed, forwarded or presented by the purchaser, Fund or other proper party or parties.

SECTION 9. The Fund, its successors and assignees hereby indemnify and hold harmless the Custodian, its successors and assignees, of and from any and all liability whatsoever arising out of or in connection with the Custodian's status, acts, or omissions under this Agreement, except only for liability arising out of the Custodian's own negligence, bad faith, or willful misconduct in the performance of its duties specifically set forth in this Agreement.

Without limiting the generality of the foregoing, the Fund, its successors and assignees do hereby fully indemnify and hold harmless the Custodian its successors and assignees from any and all loss, liability, claims, demand, actions, suits and expenses of any nature as the same may


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arise from the failure of the Fund to comply with any law, rule, regulation or order of the United States, any state or any other jurisdiction, governmental authority, body, or board relating to the sale, registration, qualification of units of beneficial interest in the Fund, or from the failure of the Fund to perform any duty or obligation under this Agreement.

Upon written request of the Custodian, the Fund shall assume the entire defense of any claim subject to the foregoing indemnity, or the joint defense with the Custodian of such claim, as the Custodian shall request. The indemnities and defense provisions of this Section 9 shall indefinitely survive termination of this Agreement.

SECTION 10. This Agreement may be amended from time to time without notice to or any approval of the Shareholders by a supplemental agreement executed by the Fund and the Custodian and amending and supplementing this Agreement in the manner mutually agreed.

SECTION 11. Either the Fund or the Custodian may give one hundred twenty (120) days' written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice. In case such notice of termination is given either by the Fund or by the Custodian, the Directors of the Fund shall, by resolution duly adopted, promptly appoint a Successor Custodian which Successor Custodian shall be a bank, trust company, or a bank and trust company in good standing, with legal capacity to accept custody of the cash and securities of a mutual fund.

Upon receipt of written notice from the company of the appointment of such successor and upon receipt of Proper Instructions, the Custodian shall deliver such cash and securities as it may then be holding hereunder directly and only to the Successor Custodian. Unless or until a Successor Custodian has been appointed as above provided, the Custodian then acting shall continue to act as Custodian under this Agreement.

Every Successor Custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, powers, obligations and custody of its predecessor Custodian. The Custodian ceasing to act shall nevertheless, upon request of the company and the Successor Custodian and upon payment of its charges and disbursements, execute an instrument in form approved by its counsel transferring to the Successor Custodian all the predecessor Custodian's rights, duties, obligations and custody.

In case the Custodian shall consolidate with or merge into any other corporation, the corporation remaining after or resulting from such consolidation or merger shall ipso facto without the execution or filing of any papers or other documents, succeed to and be substituted for the Custodian with like effect as though originally named as such.

SECTION 12. This Agreement shall take effect when assets of the Fund are first delivered to the Custodian.


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SECTION 13. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 14. A copy of the Amended Articles of Incorporation of the Fund are on file with the Secretary of State of Maryland, and notice is hereby given that this instrument is executed on behalf of the Directors of the Fund as Directors and not individually and that the obligations of this instrument are not binding upon any of the Directors, officers or Shareholders of the Fund individually, but binding only upon the assets and property of the Fund.

SECTION 15. The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the Investment Fund Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable Federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund.

Subject to security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian and such regulations as to the conduct of such monitors as may be reasonably imposed by the Custodian after prior consultation with an officer of the Fund, the books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at any reasonable times by officers of, attorneys for, and auditors employed by, the Fund.

SECTION 16. Nothing contained in this Agreement is intended to or shall require the Custodian in any capacity hereunder to perform any functions or duties on any holiday or other day of special observance on which the Custodian is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day the Custodian is open.

SECTION 17. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assignees; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of its Board of Directors.

IN WITNESS WHEREOF, the Fund and the Custodian have caused this Agreement to be signed by their respective officers as of the day and year first above written.

                                        THE PBHG FUNDS, INC.

                                        By: ____________________________________


                                        Attest: ________________________________


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                                        CORESTATES BANK N.A.

                                        By: ____________________________________

                                        Attest: ________________________________



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                                   SCHEDULE A


                       PORTFOLIOS OF THE PBHG FUNDS, INC.


     This Custodian Agreement is by and between CoreStates Bank N.A. and the Fund, on behalf of the following Portfolios:

                         PBHG Growth Fund
                         PBHG Emerging Growth Fund
                         PBHG Core Growth Fund
                         PBHG Select Equity Fund
                         PBHG Large Cap Growth Fund
                         PBHG Technology & Communications Fund
                         PBHG Mid-Cap Growth Fund
                         PBHG Limited Fund
                         PBHG Cash Reserves Fund
                         PBHG Large Cap 20 Fund
                         PBHG Large Cap Value Fund
                         PBHG Mid-Cap Value Fund
                         PBHG Strategic Small Company Fund

Date:     December __, 1996


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                                   SCHEDULE B


                                  FEE SCHEDULE



                    1.00 BASIS POINTS ON THE FIRST $2.5 BILLION
                     .75 BASIS POINTS ON THE NEXT $2.5 BILLION
                     .50 BASIS POINTS ON THE NEXT $4 BILLION
                     .40 BASIS POINTS ON THE REMAINDER

Transactions billed separately by Portfolio at the now current rates. Asset level charges billed as one invoice covering all Portfolios custodied at CoreStates Bank N.A. Pilgrim Baxter Fund Services will allocate charges back to individual Portfolios. Transaction charges are subject to change.


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                                   SCHEDULE C


                                CUSTODY SERVICES



TRANSACTION FEES

              $ 4.00 Per trade and maturity clearing through Depository Trust Company.

              $10.00 Per trade and maturity clearing book-entry through Federal Reserve.

              $15.00 Per trade and maturity for assets requiring physical settlement.

              $10.00 Per trade and maturity clearing through Participants Trust Company.

              $ 4.00          Paydowns on Mortgage Backed securities.

              $ 5.50          Fed wire charge on Repo Collateral in/out.

              $ 5.50/7.50     Other cash wire transfers in/out.

              $ 5.50          Dividend Re-Investment.

              $ 2.50          Fed charge for sale/return of Collateral.